UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8‑K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report:  September 21, 2015

CROWDGATHER, INC.

(Exact name of registrant as specified in its charter)

NEVADA	000-52143	20-2706319
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

23945 CALABASAS ROAD, SUITE 115, CALABASAS, CA  91302

(Address of Principal Executive Offices) (Zip Code)

(818) 435-2472

Registrant's telephone number, including area code

_____________________________________________________

 (Former name or former address, if changed since last report)

            Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[    ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[    ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[    ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[    ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

SECTION 1 - REGISTRANT'S BUSINESS AND OPERATIONS
Item 1.01 Entry into a Material Definitive Agreement

On September 21, 2015, CrowdGather, Inc. (the "Company" or "we") issued a Convertible Promissory Note ("Note") with an aggregate principal amount of $162,000 to Iconic Holdings, LLC ("Iconic"). On September 22, 2015, the Note was funded and the Company received $150,000 with $12,000 retained by Iconic through an original issue discount for due diligence and legal bills related to this transaction. The Note bears interest at the rate of 8% per annum, is due and payable on September 18, 2016. Iconic shall have the right to convert any unpaid sums into common stock of the Company at the rate of 60% of the lowest trading price reported in the 15 days prior to date of conversion, subject to adjustment as described in the Note. The Note also provides that Iconic will not be permitted to convert any portion of the note if the number of shares of the Company's common stock beneficially owned by Iconic and its affiliates, together with the number of shares of our common stock issuable upon any full or partial conversion, would exceed 9.99% of our outstanding shares of common stock.

During the first 180 days following the date of the Note, the Company has the right to prepay the principal and accrued but unpaid interest due under the Note, together with any other amounts we may owe the holder under the terms of the Note, at a graduating premium ranging from 105% to 135% of face value. After this initial 180 day period, the Company does not have a right to prepay the note without written consent from Iconic. The Note also contains certain representations, warranties, covenants and events of default, and increases in the amount of the principal and interest rates under the Note in the event of such defaults.

The Company utilized approximately $121,000 to extinguish a Convertible Promissory Note issued to JMJ Financial on March 24, 2015.  The remaining proceeds are intended for working capital.

The foregoing description of the Note Purchase Agreement and the Note is qualified in its entirety by reference to the full text of the Note Purchase Agreement and Note, which are included as exhibits to this Current Report on Form 8-K and are incorporated by reference.

SECTION 2 - FINANCIAL INFORMATION

Item 2.03 Creation of Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant

See the disclosures under Item 1.01 of this Current Report on Form 8-K.

 SECTION 8 - OTHER EVENTS

Item 8.01 Other Events

Convertible Promissory Note Extinguishment

On September 22, 2015 the Convertible Promissory Note issued to JMJ Financial on March 24, 2015 was paid in full.  A payment of $121,333.50 was made which included $71,500 principal, $9,389 interest, and $40,444.50 prepayment fee.

Warrant Exercise

The Company is delivering 2,724,492 common shares which are tradable now, for the exercise of the outstanding Warrant to Typenex, outstanding from a prior financing. The warrant is now fully exercised.

SECTION 9 - FINANCIAL STATEMENTS AND EXHIBITS

Item 9.01 Financial Statements and Exhibits

(d) Exhibits. The following is a complete list of exhibits filed as part of this Report. Exhibit numbers correspond to the numbers in the exhibit table of Item 601 of Regulation S-K.

Exhibit No.	Description
10.1	Form of Convertible Promissory Note

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned, hereunto duly authorized.

CROWDGATHER, INC.

By: /s/ Sanjay Sabnani

Sanjay Sabnani, Chief Executive Officer

Date: September 25, 2015